SETTLEMENT AGREEMENT
                              --------------------

     This Settlement Agreement (the "Agreement") dated this ___ day of August, 2006, is by and between ENCAPSULATION SYSTEMS, INC., a Pennsylvania corporation with an address at Mills of Victoria, Bldg. 9, 1489 Baltimore Pike, Springfield, PA 19064 ("ESI"), DERMISONICS, INC., a Nevada corporation with an address at 2 Park Plaza, Suite 450, Irvine, California 92614 ("Dermisonics") and DR. SANDRA MCELLIGOTT, an adult individual with an address at 27 Long Point Lane, Rose Valley, Pennsylvania 19063 ("McElligott").

                                    RECITALS
                                    --------

     WHEREAS, on February 12, 2004, an involuntary bankruptcy petition was filed against ESI under chapter 7 of the Bankruptcy Code bearing case number 04-12089 (the "Bankruptcy Case"); and

     WHEREAS, on April 30, 2004, the United States Bankruptcy Court for the Eastern District of Pennsylvania (the "Bankruptcy Court") entered an order converting the case to a case under chapter 11, and ESI has owned its property and managed its business as a debtor in possession since then; and

     WHEREAS, subsequently, the Bankruptcy Court entered an order approving the sale of certain of ESI's intellectual property relating to its U-Strip Technology (the "Intellectual Property") to Second Stage Ventures, Inc. ("SSV") for $2,500,000 in deferred cash payments and the equivalent of $18,000,000 in stock in SSV; and

     WHEREAS, subsequently, SSV changed its name to "Dermisonics, Inc." (referred to herein as "Dermisonics"), which holds all legal right, title and interest in and to the Intellectual Property; and

     WHEREAS, McElligott filed two proofs of claim bearing numbers 5 and 23 on the claims register in ESI's bankruptcy case (the "Claims") in which McElligott asserted claims as follows: (1) payment on account of a promissory note dated February 8, 2001; (2) accrued and unpaid fees under a certain Consulting Agreement II dated March 2, 2000 (the "Consulting Agreement"); (3) a royalty under the Consulting Agreement equal to 1.5% of the consideration paid for the Intellectual Property; and (4) additional shares of stock in ESI based upon a split of shares owned by McElligott; and

     WHEREAS, ESI filed an objection to the Claims in which ESI disputed McElligott's right to recover under any of the four basis asserted in the Claims; and

     WHEREAS, the Bankruptcy Court entered an order confirming ESI's Amended Second Plan of Reorganization dated February 8, 2005(the "Plan"); and

     WHEREAS, pursuant to the Plan, McElligott had a Class 1B Claim inasmuch as her Claims, once liquidated, would be an unsecured claim in the case, and ESI and McElligott agreed


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that McElligott elected to receive a combination of cash and Dermisonics stock under the Plan as opposed solely to Dermisonics' stock for those who failed to make such an election; and

     WHEREAS, to avoid the expense, rigors and uncertainties associated with litigating ESI's objection to the Claims, at a hearing on June 29, 2006, ESI and McElligott reached an agreement in principle to resolve the Claims and various other matters (including those involving Dermisonics) in dispute between the parties; and

     WHEREAS, the terms and conditions of that settlement are set forth in their entirety in this Agreement.

     NOW, THEREFORE, incorporating the background herein and in consideration of the premises and covenants herein contained and for other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

     1.     ESI's and Dermisonics' Undertakings.
            -----------------------------------

          (a) ESI acknowledges and agrees that McElligott has an allowed unsecured claim in the Bankruptcy Case that will be treated as follows (the "Claim Treatment"): (i) within five business days of the date on which the official docket in the Bankruptcy Case reflects that the Bankruptcy Court has entered an order approving this Agreement in its entirety (that date being known as the "Effective Date"), ESI will pay McElligott the sum of $30,000 from the monies held in escrow from the sale of the Intellectual Property; (ii) Dermisonics agrees to pay to McElligott the total sum of $30,000 as follows: contemporaneous with the final two installment payments paid to ESI under the terms of the sale of the Intellectual Property, the sum of $15,000 on each such date; provided, however, that the first payment by Dermisonics to McElligott shall occur no later than September 30, 2006 and the second payment no later than December 31, 2006; (iii) within five days of the Effective Date, ESI shall take all steps necessary to cause the transfer agent for Dermisonics to transfer 200,000 shares owned by ESI in Dermisonics to McElligott (subject to whatever restrictions on trading or otherwise that exist with respect to such shares); provided, however, that McElligott acknowledges and agrees that ESI has no control over or responsibility for any delays that may occur with respect to the transfer agent or otherwise so long as ESI has complied with its obligations timely; and (iv) within five days of the Effective Date, Dermisonics shall take all steps to issue 200,000 shares of Dermisonics' stock to McElligott subject to the same restrictions and possibilities of delay described in subpart
     (iii) of this Section 1(a). ESI's objection to the Claims shall be deemed "settled" under the foregoing terms. McElligott acknowledges that the shares of Dermisonics being transferred to her are "restricted securities," as that term is defined in federal securities laws, will be subject to a legend restricting transfer, and may be transferred only in compliance with state and federal securities laws and the receipt by Dermisonics of an opinion of legal counsel as to the legality of such transfer from an attorney reasonably satisfactory to Dermisonics.


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
          (b) With the exception of McElligott's obligations under this Agreement, ESI, on behalf of itself and any person or entity claiming by, through or under it (the "ESI Releasors"), hereby unconditionally remises, releases and forever discharges McElligott, including her executors, administrators, heirs, and permitted successors and assigns (the "McElligott Releasees"), of and from any and all manner of actions, causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, promises, warranties, guaranties, representations, liens, judgments, claims, counterclaims, cross claims, defenses and/or demands whatsoever, including claims for contribution and/or indemnity, whether now known or unknown, past or present, asserted or unasserted, contingent or liquidated, at law or in equity, or resulting from any assignment, if any, which any of the ESI Releasors ever had or now have against the McElligott Releasees, for or by reason of any cause, matter or thing whatsoever, arising from the beginning of time to the date of execution of this Agreement. Within five days of the Effective Date, ESI agrees to file with the Office of Judicial Support (Civil) for the Court of Common Pleas of Delaware County a praecipe to mark the case at Encapsulation Systems, Inc.
                                                    ---------------------------
     v. Sandra McElligott and SMcE Consultants, No. 01-11157 (the "Delaware
     -----------------------------------------
     County Civil Action") "settled, discontinued and ended." ESI warrants and represents that it has not assigned, pledged, hypothecated and/or otherwise divested itself and/or encumbered all or any part of the claims being released hereby and that it hereby agrees to indemnify and hold harmless any and all of McElligott Releasees against any party who asserts or claims that such an assignment, pledge, hypothecation, divestiture and/or encumbrance was made.

     2.     McElligott's Undertakings.
            --------------------------

          (a) McElligott acknowledges and agrees that (i) the Claim Treatment shall be in full and final satisfaction of all of ESI's and Dermisonics' obligations to McElligott with respect to the Claims and any other claims that McElligott has against ESI and Dermisonics; (ii) McElligott irrevocably waives any past, present or future claim for royalties or any other claims arising under, related to or in connection with the Consulting Agreement or otherwise; (iii) McElligott has no ownership interest in the Intellectual Property or any other intellectual property rights or know-how that ESI created, developed, or conceived during her relationship with ESI or that McElligott created, developed or conceived in connection with her relationship with ESI, including but not limited to ideas, concepts, themes, inventions, methods, processes, devices, apparatus, compositions of matter, designs, improvements, discoveries, designations, patents, patent applications, copyrights, trade secrets and trademarks, conceived, developed, reduced to practice, discovered and/or written by McElligott, either individually or jointly in collaboration with others (collectively, the "ESI Intellectual Property"); and (iv) McElligott will not, directly or indirectly, seek to patent or otherwise disclose or claim any of the ESI Intellectual Property.

          (b) With five days of the Effective Date, McElligott shall turn over to ESI all documents, papers or other materials in McElligott's possession, custody or control that are, contain information set forth in or in any way derived from the Intellectual Property


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
     or any other rights or assets of ESI, including, without limitation, all originals, copies, notes or electronic media (the "Confidential Information"). ESI and Dermisonics acknowledge and agree that Confidential Information does not include any information that enters the public domain through sources independent of McElligott through no fault or assistance of McElligott, including, without limitation, granted patents and published patent applications. Upon effectuating the foregoing turnover, McElligott hereby certifies that (i) all such property has been turned over to ESI;
     (ii) McElligott has not retained any such property or any rights in such property; and (iii) the property was not at any time given to or made accessible to any other third party other than McElligott's legal counsel in the Delaware County Civil Action or the Bankruptcy Case, any person who is reflected as a witness in the laboratory books of McElligott and as required by the presiding judge in the Delaware County Civil Action.

          (c) McElligott acknowledges that all shares owned by her in ESI shall be deemed irrevocably transferred to ESI immediately upon the execution of this Agreement and that ESI is authorized to reflect same in its corporate books and records, including its stock ledger. In addition, McElligott waives any claim to any shares in ESI based upon a split in the shares that she owned or otherwise. With five days of the Effective Date, McElligott shall deliver to ESI any and all original certificates in McElligott's possession reflecting her ownership interest in ESI or a certification that said certificates have been lost, destroyed or stolen.

          (d) With the exception of ESI's and Dermisonics' obligations under this Agreement, McElligott, on behalf of herself and any person or entity claiming by, through or under her (the "McElligott Releasors"), hereby unconditionally remises, releases and forever discharges ESI and Dermisonics (in its capacity as purchaser of the Intellectual Property), including their respective officers, directors, shareholders and all of their permitted successors and assigns (the "ESI/Dermisonics Releasees"), of and from any and all manner of actions, causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, promises, warranties, guaranties, representations, liens, judgments, claims, counterclaims, cross claims, defenses and/or demands whatsoever, including claims for contribution and/or indemnity, whether now known or unknown, past or present, asserted or unasserted, contingent or liquidated, at law or in equity, or resulting from any assignment, if any, which any of the McElligott Releasors ever had or now have against the ESI/Dermisonics Releasees, for or by reason of any cause, matter or thing whatsoever, arising from the beginning of time to the date of execution of this Agreement. McElligott warrants and represents that she has not assigned, pledged, hypothecated and/or otherwise divested herself and/or encumbered all or any part of the claims being released hereby and that she hereby agrees to indemnify and hold harmless any and all of ESI/Dermisonics Releasees against any party who asserts or claims that such an assignment, pledge, hypothecation, divestiture and/or encumbrance was made.

          (e) McElligott agrees that she will keep as confidential and not disclose any Confidential Information to any individual or entity except as authorized pursuant to


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
     subpoena or judicial or governmental order and, in that situation, only as follows: (i) McElligott will promptly notify ESI and Dermisonics of receipt of any such request, (ii) consult with ESI and Dermisonics on the advisability of taking steps to resist or narrow such request, and (iii) cooperate with ESI and Dermisonics in any attempt that it/they may make to obtain an order or other reliable assurance that confidential treatment will be accorded to designated portions or all of the Confidential Information. In the absence of a protective order or the receipt of a waiver hereunder, McElligott may disclose such portion of the Confidential Information as is required to be disclosed in order to avoid penalty for noncompliance.

          (f) At all times following the execution of this Agreement, McElligott agrees to execute and deliver to ESI and/or Dermisonics or shall cause to be executed and delivered to ESI and/or Dermisonics, and shall do or cause to be done, all such other acts and things as ESI/Dermisonics may reasonably deem to be necessary or desirable to protect, seek, obtain, maintain, register, enforce, record and defend its/their intellectual property, including, but not limited to, the Intellectual Property. By way of further non-limiting example only, McElligott will:

               (i) communicate to ESI/Dermisonics, and their successors, assigns, and legal representatives or nominees, any facts known respecting any and all to ideas, concepts, themes, inventions, methods, processes, devices, apparatus, compositions of matter, designs, improvements, discoveries, designations, patents, patent applications, copyrights, trade secrets and trademarks, conceived, developed, reduced to practice, discovered and/or written by McElligott, either individually or jointly in collaboration with others, in connection with and/or during her relationship with ESI, when requested by ESI/Dermisonics, or their successors, assigns, and legal representatives or nominees;

               (ii) sign all papers, take all rightful oaths, make all rightful declarations, and do all acts that may be reasonably necessary, desirable or convenient, in ESI's/Dermisonics', or their successors', assigns', or nominees' sole discretion, for securing and/or maintaining patents and/or other forms of protection for intellectual property, including, but not limited to, the Intellectual Property, in any and all countries of the World and for vesting title thereto in ESI/Dermisonics, and their successors, assigns and nominees;

               (iii) authorize and empower ESI/Dermisonics, and their successors, assigns and nominees, to make application for patent or other form of protection for any and all to ideas, concepts, themes, inventions, methods, processes, devices, apparatus, compositions of matter, designs, improvements, discoveries, designations, patents, patent applications, copyrights, trade secrets and trademarks, conceived, developed, reduced to practice, discovered and/or written by McElligott, either individually or jointly in collaboration with others, in connection with and/or during her relationship with ESI, in any and all countries of the World, and to invoke and claim for any application for patent or other form of protection filed by it or them, the benefit of the right of priority provided


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
     by the International Convention for the Protection of Industrial Property, as amended, or by any convention which may henceforth be substituted for it, and to invoke and claim such right of priority without further written or oral authorization from her; and

               (iv) assist ESI/Dermisonics to evaluate all past and future inventorship issues relating to the intellectual property, including, but not limited to, the Intellectual Property, including, without limitation, submitting to interviews necessary to evaluate any inventorship issues. In this regard, ESI and/or Dermisonics shall make such documents and information available during any such interview as it/they deem appropriate for the limited purpose of evaluating the inventorship issues, provided that such access and availability shall at all times be under and subject to the confidentiality and non-disclosure provisions set forth in this Agreement.

     3.     Dermisonics Release of McElligott.  Dermisonics, on behalf of itself
            ---------------------------------
and any person or entity claiming by, through or under it (the "Dermisonics Releasors"), hereby unconditionally remises, releases and forever discharges the McElligott Releasees, of and from any and all manner of actions, causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, promises, warranties, guaranties, representations, liens, judgments, claims, counterclaims, cross claims, defenses and/or demands whatsoever, including claims for contribution and/or indemnity, whether now known or unknown, past or present, asserted or unasserted, contingent or liquidated, at law or in equity, or resulting from any assignment, if any, which any of the Dermisonics Releasors ever had or now have against the other, for or by reason of any cause, matter or thing whatsoever, arising from the beginning of time to the date of execution of
this Agreement.   Dermisonics warrants and represents that it has not assigned, pledged, hypothecated and/or otherwise divested itself and/or encumbered all or any part of the claims being released hereby and that it hereby agrees to indemnify and hold harmless any and all of McElligott Releasees against any party who asserts or claims that such an assignment, pledge, hypothecation, divestiture and/or encumbrance was made.

     4.     Judicial Relief.  McElligott acknowledges that disclosure of any
            ---------------
Confidential Information will give rise to immediate and irreparable injury to ESI that would be inadequately compensated in money damages alone. Accordingly, ESI may seek injunctive relief against the breach, or threatened breach, of the disclosure of any Confidential Information by McElligott, in addition to any other legal remedies which may be available.

     5.     Amendments.  Any amendment to this Agreement shall be made in
            ----------
writing and signed by the parties hereto.

     6.     Severability.  The provisions of this Agreement will, to the
            ------------
greatest extent possible, be interpreted in such a manner as to comply with applicable law, but if any provision hereof is, notwithstanding such interpretation, determined to be invalid, void or unenforceable, the remaining provisions of this Agreement will not be affected thereby but will remain in full force and effect and be binding upon the parties hereto, unless the deletion of such invalid, void or unenforceable provision or provisions would result in such a material change as to cause the continuation of this Agreement to be unreasonable.

     7.     Assignment; Binding Effect.   The rights and obligations of the
            --------------------------
parties hereto under this Agreement shall inure to the benefit of, and shall be binding upon, their respective successors and assigns. Reference to McElligott throughout this Agreement is intended to mean and be binding upon Sandra McElligott as well as any other party or entity through which McElligott conducts business or her affairs.

     8.     Counterparts.  This  Agreement may be signed by each party hereto by
            ------------
facsimile and in several counterparts, in which event all such counterparts shall constitute one agreement, binding on all the parties hereto.

     9.     Fees and Costs.  In any action to enforce the terms of this
            --------------
Agreement, the prevailing party shall be entitled to recover its attorneys' fees and court costs and other non-reimbursable litigation expenses.

     10.     Governing Law; Enforceability.  Each party agrees that the
             -----------------------------
formation, interpretation and performance of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania excluding its conflict of law rules and that this Agreement can be enforced by the Bankruptcy Court or any other court having jurisdiction over the enforceability of a contract generally, including the United States District Court for the Eastern District of Pennsylvania and the Court of Common Pleas of Delaware County, Pennsylvania.
The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any party.

     11.     Integrated Agreement.  Each party agrees that this Agreement sets
             --------------------
forth the entire agreement between them on this subject and supersedes all other oral and written understandings or agreements between the parties regarding the subject matter of this Agreement. The terms of this Agreement are contractual
and not mere recitals.   All heading, titles and similar items are provided for
the purpose of reference and convenience and are not intended to affect the meaning, content or scope of this Agreement.

     12.     Representation by Counsel.  Each party hereto acknowledges that
             -------------------------
she/it has had the benefit of legal counsel of her/its own choice and has been afforded an opportunity to review this Agreement with her/its legal counsel and agrees that this Agreement shall be construed as if jointly drafted by all the parties hereto.

     13.     Preservation of Legal Rights.  This Agreement shall be interpreted
             ----------------------------
consistently with, and nothing contained herein shall be deemed as an attempt to modify or circumvent the requirement under Title 35 of the United States Code, and corresponding foreign laws, as interpreted by the courts of competent jurisdiction, that only the true inventor(s) may apply for patent. Further, nothing contained herein shall constitute a waiver on behalf of any person of any right to be lawfully named as such an inventor, or any remedy under applicable law, rule or regulation to enforce such right.


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
     IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first written above.


ATTEST                             ENCAPSULATION SYSTEMS, INC.

                                   By:
----------------------                   -----------------------------
                                         Name:  Bruce Redding
                                         Title:    President

ATTEST                             DERMISONICS, INC.


                                   By:   /s/ Bruce Haglund
----------------------                   -----------------------------
                                         Name: Bruce Haglund
                                         Title: Chairman

WITNESS


----------------------             --------------------------------------
                                   Sandra McElligott


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